                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         THE BLACK & DECKER CORPORATION
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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[LOGO] BLACK & DECKER

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Notice Of Annual Meeting Of Stockholders

The 2002 Annual Meeting of Stockholders of The Black & Decker Corporation will be held at the Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina 28301, on April 30, 2002, at 8:30 a.m., for the following purposes:

1. To elect eight directors to serve until the next annual meeting;

2. To approve the selection of Ernst & Young LLP as Black & Decker's independent accountants;

3. To act on two stockholder proposals; and

4. To conduct any other business properly brought before the meeting.

Stockholders of record at the close of business on February 19, 2002, will be entitled to vote at the meeting or any adjournments of the meeting.

Your vote is important to us.   We encourage you to vote as soon as possible by
one of three convenient methods:

  .  call the toll-free number listed on the proxy card, or

  .  access the Internet site listed on the proxy card, or

  .  sign, date, and return the proxy card in the envelope provided.

Your Board of Directors recommends a vote ''for'' each of the nominees included in the Proxy Statement, ''for'' the ratification of Ernst & Young LLP, and a vote ''against'' the stockholder proposals.

By Order of the Board of Directors

/s/ Barbara B. Lucas
Barbara B. Lucas
Senior Vice President -- Public Affairs
  and Corporate Secretary
March 12, 2002

Proxy Statement

The Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card, and the Annual Report of The Black & Decker Corporation, including the Annual Report on Form 10-K which includes the Consolidated Financial Statements for the year ended December 31, 2001, are being sent beginning March 12, 2002, to stockholders of record at the close of business on February 19, 2002 (the ''Record Date''). On the Record Date, there were 79,893,383 shares of common stock outstanding held by 15,854 stockholders of record. Each share of common stock entitles the holder to one vote.

The Board of Directors is soliciting proxies to be voted at the 2002 Annual Meeting of Stockholders to be held at the Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina 28301, on April 30, 2002, at 8:30 a.m. You may vote your shares by: (1) calling the toll-free number listed on the enclosed proxy card; (2) accessing the Internet site listed on the proxy card;
(3) signing the enclosed proxy card and returning it in the enclosed envelope; or (4) attending the meeting in person and voting by ballot at the meeting. You may revoke your proxy, whether given by signing the enclosed proxy card or by using the telephone or Internet procedure, at any time before it is exercised by: (1) delivering written notice of revocation to Black & Decker's Corporate Secretary; (2) delivering another proxy that is properly signed and has a later date; (3) voting by telephone or through the Internet on a later date; or (4) voting in person at the meeting. Voting by mail using the enclosed proxy card, by telephone, or by accessing the Internet does not limit your right to attend the meeting and change your vote by ballot at the meeting.

The telephone and Internet voting procedures are designed to authenticate your vote using the special control number assigned to you and listed on the enclosed proxy card or sent to you by e-mail if you chose to receive your proxy online. These methods allow stockholders to vote and to confirm that their instructions have been properly recorded. Your telephone or Internet instructions will authorize the persons named as Proxies to vote your shares as you direct.

Upon request, Black & Decker will supply proxy materials to brokerage houses and other custodians, nominees, and fiduciaries for distribution to beneficial owners of Black & Decker shares and will reimburse them for their distribution expenses. Black & Decker has hired a proxy solicitation firm, D. F. King & Co., Inc., to assist in the solicitation of proxies and has agreed to pay D. F. King approximately $13,000 and to reimburse its expenses. The solicitation of proxies is being made by mail, and also may be made personally, electronically, or by telephone by Black & Decker employees and representatives of D. F. King.

Black & Decker's principal executive office is at 701 East Joppa Road, Towson, Maryland 21286, and its telephone number is 410-716-3900.

VOTING SECURITIES

On the Record Date, to Black & Decker's knowledge, no one other than the stockholder listed in the following table beneficially owned more than 5% of the outstanding shares of its common stock.

  ---------------------------------------------------------------------------
                                Title of        Amount of          Percent of
  Name                           Class     Beneficial Ownership      Class
  ---------------------------------------------------------------------------
  FMR Corp./(1)/              Common Stock 11,968,948 shares/ (2)/   14.98%
  82 Devonshire Street
  Boston, Massachusetts 02109
  ---------------------------------------------------------------------------

(1) The Schedule 13G, as amended, filed by FMR Corp. included Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as reporting persons. According to the Schedule 13G, FMR Corp. has sole voting power for 789,398 shares and sole investment power for 11,968,948 shares.

(2) Includes 11,150,900 shares (or 13.95% of outstanding common stock) beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940.

ELECTION OF DIRECTORS

Eight directors will be elected to hold office until their successors are elected and qualified. The presence, in person or by proxy, of the record holders of a majority of the shares of stock entitled to be voted at the meeting constitutes a quorum for the conduct of business. If a quorum is present, the affirmative vote of the record holders of a majority of the shares of stock represented at the meeting in person or by proxy is necessary to elect directors. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against a director. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

                   Nolan D. Archibald
[PHOTO]            Chairman, President, and Chief Executive Officer
                   The Black & Decker Corporation
Nolan D. Archibald
                   Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from the Harvard Graduate School of Business in
                   1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the Airstream Division of Beatrice Companies, Inc. in 1977.
                   His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home Products Division. In 1983, he was elected a senior vice president of Beatrice and president of the Consumer and
                   Commercial Products Group. Mr. Archibald left Beatrice and was elected president and chief operating officer of Black & Decker in 1985 and chief executive officer in 1986. He has served continuously in the additional position of chairman of the board since 1987.

                   Mr. Archibald, who is 58, was first elected a director of Black & Decker in 1985. He also serves as a director of Brunswick Corporation.

                    Norman R. Augustine
[PHOTO]             Retired Chairman and Chief Executive Officer
                    Lockheed Martin Corporation
NORMAN R. AUGUSTINE
                    Mr. Augustine received a bachelor of science degree in 1957 and a master of science degree in 1959, both in aeronautical engineering, from Princeton University. After serving in various capacities with Douglas Aircraft Company and Vought Missiles and Space
                    Company, he joined the United States Department of Defense, where he served as Under
                    Secretary of the Army. Mr. Augustine joined Martin Marietta Corporation, a predecessor of
                    Lockheed Martin Corporation, in 1977 as vice president of Aerospace Technical Operations, became a director in 1986, and rose to the position of chairman of the board and chief executive officer in 1988. Following the merger of Martin Marietta and Lockheed
                    Corporation in 1995, he served as president of Lockheed Martin Corporation and later as chairman of the board and chief executive officer. From 1997 through 1999, Mr. Augustine was a lecturer with the rank of Professor on the faculty of Princeton University.

                    Mr. Augustine, who is 66, was first elected a director of Black & Decker in 1997. He also serves as a director of Lockheed Martin Corporation, Phillips Petroleum Company, and The
                    Procter & Gamble Company.


[PHOTO]           Barbara L. Bowles
                  Chairman and Chief Executive Officer
BARBARA L. BOWLES The Kenwood Group, Inc.

                  Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to 1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies, Inc. In 1984, she joined Kraft,
                  Inc., where she served as corporate vice president until 1989. Ms. Bowles was president and chief executive officer, and is currently chairman of the board and chief executive officer, of
                  The Kenwood Group, Inc., an investment advisory firm that she founded in 1989.

                  Ms. Bowles, who is 54, was first elected a director of Black & Decker in 1993. She also serves as a director of Wisconsin Energy Corporation, Georgia-Pacific Corporation, Dollar General
                  Corporation, the Chicago Urban League, and the Children's Memorial Hospital of Chicago.

                 M. Anthony Burns
[PHOTO]          Chairman
                 Ryder System, Inc.
M. ANTHONY BURNS
                 Mr. Burns received an undergraduate degree from Brigham Young University in 1964 and a master of business administration degree from the University of California at Berkeley in
                 1965. After nine years with Mobil Oil Corporation, he joined Ryder System, Inc. in 1974.
                 He was elected president and chief operating officer and a director of Ryder in 1979, chief executive officer in 1983, and chairman of the board of directors in 1985. He retired as chief executive officer in 2000 and continues as chairman of the board.

                 Mr. Burns, who is 59, was first elected a director of Black & Decker in January 2001. He also serves as a director of J. P. Morgan Chase & Co., Pfizer Inc., and J. C. Penney
                 Company, Inc. He is a member of The Business Council and the Board of Trustees of the
                 University of Miami in Florida, and is active in cultural and civic organizations in Florida.


                 Malcolm Candlish
[PHOTO]          Retired Chairman and Chief Executive Officer
                 First Alert, Inc.
MALCOLM CANDLISH
                 Mr. Candlish received an undergraduate degree from the London School of Economics in 1956.
                 After holding marketing positions with the Beecham Group in London and Brazil and with
                 Colgate-Palmolive in New York, Mr. Candlish worked for McKinsey & Company, Inc. from 1965 to
                 1977 in numerous locations around the world and was elected a partner in 1971. From 1977 to
                 1983, he held various positions with Wilson Sporting Goods, including vice president and general manager of the International Division, senior vice president of marketing, and president. He then served six years as president and chief executive officer of Samsonite Corporation. In 1989,
                 Mr. Candlish joined Sealy, Inc. as president and chief operating officer, and shortly thereafter was named chief executive officer and chairman of the board. In 1992, Mr. Candlish left Sealy,
                 Inc. and was elected a director, chairman of the board, and chief executive officer of First Alert,
                 Inc., a manufacturer of home safety products. He relinquished the position of chief executive officer in 1996 and the position of chairman of the board in 1998.

                 Mr. Candlish, who is 66, was first elected a director of Black & Decker in 1991. He also serves as a director of AmerUs Group.


[PHOTO]                  Manuel A. Fernandez
                         Chairman Emeritus
MANUEL A. FERNANDEZ      Gartner Group, Inc.

                         Mr. Fernandez received an undergraduate degree in electrical engineering from the University of Florida in 1967 and completed post-graduate studies in electrical engineering at that university in 1969. He also completed post-graduate work in business administration at the
                         Florida Institute of Technology. He held various positions with ITT, Harris Corporation, and
                         Fairchild Semiconductor Corporation before becoming president of Zilog Incorporated in 1979.
                         In 1982, he joined Gavilan Computer Corporation as president and chief executive officer and, in 1984, became president and chief executive officer of DataQuest, Inc., an information technology service company. From 1991, he served as president, chairman, and chief executive officer of Gartner Group, and was elected chairman emeritus in 2001. Since 1998, he also has been the managing director of SI Ventures, a venture capital firm.

                         Mr. Fernandez, who is 55, was first elected a director of Black & Decker in 1999. He also serves as a director of Brunswick Corporation and several private companies and foundations and is a trustee of the University of Florida.

                         Benjamin H. Griswold, IV
[PHOTO]                  Senior Chairman
                         Deutsche Banc Alex. Brown
BENJAMIN H. GRISWOLD, IV
                         Mr. Griswold received an undergraduate degree from Princeton University in 1962 and a master of business administration degree from the Harvard Graduate School of Business in
                         1967. He joined Alex. Brown & Sons in 1967, became a partner of the firm in 1972, was elected vice chairman and director in 1984, and became chairman of the board in 1987.
                         Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he
                         became senior chairman of BT Alex. Brown, and upon the acquisition of Bankers Trust by
                         Deutsche Bank in 1999, he became senior chairman of Deutsche Banc Alex. Brown.

                         Mr. Griswold, who is 61, was first elected a director of Black & Decker in July 2001. He also serves as a director of Baltimore Life Insurance Company.

                         Anthony Luiso
[PHOTO]                  Retired President-Campofrio Spain
                         Campofrio Alimentacion, S.A.
ANTHONY LUISO
                         Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree from the University of Chicago in 1982. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc.
                         Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food.
                         Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International Multifoods Corporation and served as chairman of the board, president, and chief executive officer of that corporation until 1996. He served as executive vice president of Tri Valley Growers during 1998. In 1999, he joined Campofrio
                         Alimentacion, S.A., the leading processed meat-products company in Spain, as president-
                         international and subsequently served as president Campofrio Spain through 2001.

                         Mr. Luiso, who is 58, was first elected a director of Black & Decker in 1988.

BOARD OF DIRECTORS

Compensation of Directors Under the Non-Employee Directors Stock Plan (the ''Directors Stock Plan''), non-employee directors receive an annual retainer of 500 shares of common stock and cash in an amount equal to the value of the shares. Committee chairs receive an additional 50 shares and cash in an amount equal to the value of the shares. No separate meeting fees are paid. Directors have the option to receive their cash fees in shares of common stock or to defer all or a portion of their fees in the form of ''phantom shares.''

Under the 1995 Stock Option Plan for Non-Employee Directors (the ''Directors Stock Option Plan''), directors who are not full-time employees of Black & Decker receive options to purchase 2,500 shares of common stock when they first become directors and upon each re-election. The option exercise price under the Directors Stock Option Plan is the market price on the date of grant. Options become exercisable eleven months from the date of grant and remain exercisable for ten years from the date of grant.

Black & Decker provides $100,000 of term life insurance for each director who is not an employee and $200,000 of accident insurance coverage during each day that a director travels in connection with Black & Decker's business.

Black & Decker provides retirement benefits to directors who were elected prior to 1994 and retire after having served for five or more years. The annual amount of the benefit is $15,000 (one-half of the annual retainer on the date the retirement plan was closed to newly elected directors). Retirement benefits are paid in monthly installments to the director or the director's surviving spouse until: (1) the number of monthly payments made equals the number of months of service by the director; (2) 120 monthly payments have been made; or
(3) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-employee director, and no director first elected after 1993 may participate.

During 2001, the Board of Directors met five times. All directors attended more than 75% of the total number of meetings of the Board and Board committees on which they served.

Committees   The Board of Directors has four committees: Executive,
Organization, Audit, and Finance. All committees other than the Executive Committee are composed of non-employee directors.

Executive Committee The Executive Committee is currently composed of Nolan D. Archibald (Chairman), Norman R. Augustine, Malcolm Candlish, and Anthony Luiso. The Executive Committee meets when required during intervals between meetings of the Board and has authority to exercise all of the powers of the Board except as limited by the Maryland General Corporation Law. The Committee did not meet during 2001.

Audit Committee The Audit Committee, which is currently composed of Malcolm Candlish (Chairman), Norman R. Augustine, M. Anthony Burns, and Benjamin H. Griswold, IV, each of whom is independent within the meaning of the rules of the New York Stock Exchange, met four times during 2001. The Audit Committee operates under a written charter adopted by the Board. Its functions and qualifications for membership are set forth in its charter, a copy of which is attached as Appendix A to this Proxy Statement.

Finance Committee   The Finance Committee, which is currently composed of
Norman R. Augustine (Chairman), Barbara L. Bowles, Malcolm Candlish, and Manuel
A. Fernandez, met five times during 2001. Its functions include: (1) reviewing financial policies and procedures, operating and financial results, capital expenditures, operating budgets, and proposals for corporate financing, including the issuance, sale, and repurchase of Black & Decker's securities;
(2) approving short-term and long-term borrowings in amounts in excess of established thresholds; (3) making dividend recommendations to the Board; (4) reviewing certain acquisitions, mergers, divestitures, capital expenditures, dispositions of real estate, interest rates, and foreign currency movements and exposures; and (5) reviewing the pension plans of Black & Decker and its subsidiaries.

Organization Committee The Organization Committee, which is currently composed of Anthony Luiso (Chairman), Barbara L. Bowles, and Manuel A. Fernandez, met five times during 2001. Its functions include: (1) reviewing management structure and performance; (2) recommending the election or removal of officers and planning for succession; (3) reviewing the job performance of elected officers; (4) recommending salaries and benefits for principal corporate officers; and (5) administering incentive compensation plans and stock option plans.

The Organization Committee also is responsible for: (1) proposing to the Board a slate of nominees for election as directors at the annual meeting of stockholders; (2) recommending candidates to fill Board vacancies between annual meetings of stockholders; (3) nominating annually a slate of officers and members of the standing committees of the Board; and (4) evaluating the continuing physical and mental fitness of individual directors to serve. In nominating directors, the Organization Committee will consider nominees recommended by stockholders.

A director may not serve on the Organization Committee if he or she is or was an employee of Black & Decker, is receiving compensation from Black & Decker in any capacity other than as a director, or is an employee or principal of an adviser, consultant, or significant customer of or supplier to Black & Decker.

Nomination of Directors Only persons nominated in accordance with Black & Decker's bylaws are eligible for election as directors. Nominations may be made at the stockholders' meeting only by the Board of Directors, a nominating committee or person appointed by the Board or by a stockholder who is entitled to vote and follows the procedures described below.

A stockholder may nominate a person for election as a director by sending a written notice to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286, that is received not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days' notice of the date of the meeting, the stockholder's notice must be received no later than the close of business on the tenth day after the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder's notice must include: (1) the name, age, business address, and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors according to Regulation 14A under the Securities Exchange Act of 1934. The stockholder also must include the stockholder's name and address and the number of shares of common stock owned by the stockholder. Black & Decker may require any proposed nominee to furnish other information that may be necessary to determine the nominee's eligibility to serve as a director. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, the chairman will announce this at the meeting, and the nomination will be disregarded.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that Black & Decker disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, Black & Decker believes that, during 2001, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT

The Board of Directors has adopted a stock ownership policy for executives, the primary purpose of which is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for minimum share ownership targets ranging from shares having a market value of one times the base salary of certain executives to five times the base salary of the chief executive officer. Until the minimum share-ownership target is met, an executive is expected to retain at least 50% of the net shares received under stock-based compensation plans. The policy does not apply to executives who are 60 years of age or older.

The following table shows the number of shares of Black & Decker common stock beneficially owned on the Record Date by each director-nominee, each named executive officer, and all current directors and executive officers as a group. Other than Mr. Archibald, who beneficially owns 1.3% of the common stock, each director and named executive officer beneficially owns less than 1% of the common stock, and all current directors and executive officers as a group beneficially own 3.2% of the common stock. The table also includes: (1) shares of common stock that directors and executive officers have the right to acquire within 60 days of the Record Date, including shares that they have the right to acquire by exercising stock options; and (2) stock units that have been deferred by directors, but ultimately will be paid in shares of common stock under the Directors Stock Plan. The stock units are not entitled to be voted and may not be transferred, but have been listed in the table because they represent part of the total economic interest of the directors in Black & Decker stock.

---------------------------------------------------------------------------------
                                                              Number of Shares
                                                             Beneficially Owned
---------------------------------------------------------------------------------
Nolan D. Archibald                                               1,033,988/(1)/
---------------------------------------------------------------------------------
Norman R. Augustine                                                 21,211/(2)/
---------------------------------------------------------------------------------
Barbara L. Bowles                                                   18,000/(3)/
---------------------------------------------------------------------------------
M. Anthony Burns                                                     3,958/(4)/
---------------------------------------------------------------------------------
Malcolm Candlish                                                    23,447/(3,5)/
---------------------------------------------------------------------------------
Charles E. Fenton                                                  158,515/(6)/
---------------------------------------------------------------------------------
Manuel A. Fernandez                                                 13,066/(7)/
---------------------------------------------------------------------------------
Benjamin H. Griswold, IV                                             2,375
---------------------------------------------------------------------------------
Paul A. Gustafson                                                  171,997/(8)/
---------------------------------------------------------------------------------
Anthony Luiso                                                       24,521/(3,9)/
---------------------------------------------------------------------------------
Michael D. Mangan                                                   62,599/(10)/
---------------------------------------------------------------------------------
Paul F. McBride                                                    300,000/(11)/
---------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (25 persons)     2,585,362/(12)/
---------------------------------------------------------------------------------

(1) Includes 710,000 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 3,110 shares held under the Retirement Savings Plan and 85,580 shares held by or for the benefit of members of Mr. Archibald's immediate family as to which Mr. Archibald has sole or shared voting or investment power.
(2) Includes 12,000 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan. Also includes 4,211 stock units held for the benefit of Mr. Augustine in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Augustine.
(3) Includes 15,000 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(4) Includes 3,333 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(5) Includes 5,200 shares owned by a revocable trust over which Mr. Candlish has voting and investment power in his capacity as a settlor and a trustee. Also includes 1,147 stock units held for the benefit of Mr. Candlish in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Candlish.
(6) Includes 1,770 shares held under the Retirement Savings Plan and 126,500 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(7) Includes 10,000 shares that may be acquired within 60 days of the Record Date by exercising options granted under the Directors Stock Option Plan. Also includes 3,066 stock units held for the benefit of Mr. Fernandez in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Fernandez.
(8) Includes 4,248 shares held under the Retirement Savings Plan and 151,125 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 50 shares held for the benefit of a member of Mr. Gustafson's immediate family.

(9) Includes 4,521 stock units held for the benefit of Mr. Luiso in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Luiso.
(10) Includes 99 shares held under the Retirement Savings Plan and 62,500 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(11) Includes 300,000 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(12) Includes 20,788 shares held for the account of the executive officers under the Retirement Savings Plan and 2,093,683 shares that executive officers and directors have the right to acquire within 60 days of the Record Date by exercising stock options. Also includes 12,945 stock units held in deferred compensation accounts for the benefit of non-employee directors under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral periods selected by participating directors.

The information provided in the table above is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote, the director or executive officer had sole voting and investment power over the shares.

EXECUTIVE COMPENSATION

The following tables and text summarize, in accordance with regulations of the Securities and Exchange Commission, Black & Decker's compensation of its executive officers.

Summary Compensation The following table shows a three-year history of Black & Decker's compensation of its chief executive officer and the four other most highly compensated executive officers based on total annual salary and bonus for 2001.

                                       Annual Compensation                      Long-Term Compensation
                            -------------------------------------      ------------------------------------
                                                                          Awards      Payouts
                                                                       ------------ ------------
                                                                        Securities
                                                       Other Annual     Underlying                All Other
Name and Principal Position Year   Salary     Bonus    Compensation    Options/SARs LTIP Payouts Compensation
----------------------------------------------------------------------------------------------------------------
 Nolan D. Archibald         2001 $1,200,000 $  850,000   $ 99,174/(a)/    200,000    $       --    $139,964/(b)/
 Chairman, President, and   2000  1,100,000  1,250,000    154,342/(c)/  1,000,000     1,156,978     137,964
 Chief Executive Officer    1999  1,016,667  2,200,000    154,955/(d)/    200,000     1,221,296     143,214
----------------------------------------------------------------------------------------------------------------
 Paul F. McBride            2001    560,000    275,000     50,422/(e)/    100,000            --      40,313/(f)/
 Executive Vice President   2000    525,000    350,000     26,061/(e)/    200,000       550,968      28,763
                            1999    339,103    750,000    330,675/(g)/    600,000            --     597,027
----------------------------------------------------------------------------------------------------------------
 Charles E. Fenton          2001    395,000    162,345     27,343/(h)/     30,000            --      36,624/(i)/
 Senior Vice President and  2000    376,667    260,000     27,637/(h)/    150,000       374,716      35,890
 General Counsel            1999    363,750    337,500     27,828/(h)/     30,000       310,185      41,627
----------------------------------------------------------------------------------------------------------------
 Michael D. Mangan          2001    375,385    156,180     27,785/(j)/     30,000            --      37,742/(k)/
 Senior Vice President and  2000    346,667    230,000     26,213/(j)/    125,000       183,625      28,085
 Chief Financial Officer    1999     38,043    100,000      6,078/(j)/     50,000            --     193,866
----------------------------------------------------------------------------------------------------------------
 Paul A. Gustafson          2001    373,333    200,000     26,234/(l)/     35,000            --      28,120/(m)/
 Executive Vice President   2000    345,000    250,000     26,527/(l)/    175,000       292,085      39,218
                            1999    320,000    400,000     26,113/(l)/     35,000       242,323      24,213
----------------------------------------------------------------------------------------------------------------

(a) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Archibald did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(b) Includes $5,100 in contributions to the Retirement Savings Plan, $52,714 in life insurance premiums, and $82,150 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
(c) Includes perquisites and other personal benefits of $68,166. The perquisites and other personal benefits include personal use of Black & Decker's aircraft at an approximate cost to Black & Decker of $24,274 and reimbursement for financial counseling fees of $31,057.

(d) Includes perquisites and other personal benefits of $67,763. The perquisites and other personal benefits include personal use of Black & Decker's aircraft at an approximate cost to Black & Decker of $36,806 and reimbursement for financial counseling fees of $17,603.
(e) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. McBride did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(f) Includes $13,013 in life insurance premiums and $27,300 in contributions to the Supplemental Retirement Savings Plan, both paid by Black & Decker.
(g) Includes reimbursement for moving expenses of $165,658. Also includes $145,280 paid to Mr. McBride to cover the income tax liability associated with that reimbursement of moving expenses.
(h) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Fenton did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(i) Includes $3,400 in contributions to the Retirement Savings Plan, $15,715 in life insurance premiums, and $17,509 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
(j) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Mangan did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(k) Includes $3,400 in contributions to the Retirement Savings Plan, $19,580 in life insurance premiums, and $14,762 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
(l) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Gustafson did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(m) Includes $5,100 in contributions to the Retirement Savings Plan and $23,020 in life insurance premiums, both paid by Black & Decker.

Option/SAR Grants in Last Fiscal Year The following table shows information about grants of stock options to named executive officers under Black & Decker's stock option plans during 2001. No freestanding stock appreciation rights (''SARs'') were granted to executive officers during 2001.

---------------------------------------------------------------------------------------------
                                                                 Potential Realized Value at
                                                                   Assumed Annual Rates of
                                                                  Stock Price Appreciation
                                 Individual Grants                     for Option Term
                   --------------------------------------------- ---------------------------
                    Number of    % of Total
                    Securities  Options/SARs
                    Underlying   Granted to  Exercise
                   Options/SARs Employees in or Base  Expiration
Name                 Granted    Fiscal Year   Price      Date         5%            10%
--------------------------------------------------------------------------------------------
Nolan D. Archibald   200,000        15.7%    $29.995  9/20/2011  $3,772,740    $9,560,860
Paul F. McBride      100,000         7.8      29.995  9/20/2011   1,886,370     4,780,430
Paul A. Gustafson     35,000         2.7      29.995  9/20/2011     660,230     1,673,151
Charles E. Fenton     30,000         2.4      29.995  9/20/2011     565,911     1,434,129
Michael D. Mangan     30,000         2.4      29.995  9/20/2011     565,911     1,434,129
------------------------------------------------------------------------------ -------------

These stock options have an exercise price equal to the fair market value of common stock on the date of grant and become exercisable in four equal annual installments beginning 12 months after the date of grant. They also include a limited SAR, i.e., upon a change in control, the stock options would be canceled, and the holder would be entitled to a cash payment equal to the difference between the market value of a share of common stock and the exercise price of each outstanding option.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values The following table shows information regarding stock options exercised by Black & Decker's named executive officers during 2001 and the number and value of unexercised stock options at December 31, 2001. The value of unexercised stock options is based on the closing price of $37.73 per share of common stock on December 31, 2001, the last trading day of 2001. As of that date, no freestanding SARs were outstanding.

--------------------------------------------------------------------------------------------------
                                             Number of Securities
                                            Underlying Unexercised   Value of Unexercised In-the-
                                                Options/SARs at         Money Options/SARs at
                     Shares                    December 31, 2001          December 31, 2001
                    Acquired     Value     ------------------------- ----------------------------
Name               on Exercise  Realized   Exercisable Unexercisable Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------
Nolan D. Archibald   750,000   $21,404,063   710,000     1,350,000   $5,955,300      $1,547,000
Paul F. McBride           --            --   300,000       600,000           --         773,500
Paul A. Gustafson         --            --   151,125       236,250      395,884         270,725
Charles E. Fenton         --            --   126,500       202,500      409,158         232,050
Michael D. Mangan         --            --    43,750       161,250           --         232,050

--------------------------------------------------------------------------------

Long-Term Incentive Plan

In 2001, the Board of Directors adopted The Black & Decker Executive Long-Term Performance/Retention Plan to drive performance and retain key executive employees. Awards under the Plan are granted at the discretion of the Organization Committee, a disinterested committee of the Board composed of non-employee directors. Payment of the awards will depend on Black & Decker achieving the earnings-per-share goal for fiscal year 2003 set by the Committee at the time of the awards. If the goal is achieved or exceeded, awards will be paid in cash in 2004. If Black & Decker's earnings per share (excluding non-recurring items) for fiscal year 2003 are less than the goal set by the Committee, payments will be reduced pro rata. The following table shows awards under the Plan to the named executive officers.

   --------------------------------------------------------------------------
                      Number of Performance or
                       Shares,   Other Period  Estimated Future Payouts under
                      Units or      until       Non-Stock Price-Based Plans
                        Other   Maturation or  ------------------------------
   Name                Rights       Payout             Target/Maximum
   --------------------------------------------------------------------------
   Nolan D. Archibald    --        3 years               $7,275,000
   Paul F. McBride       --        3 years                3,500,000
   Paul A. Gustafson     --        3 years                1,285,000
   Charles E. Fenton     --        3 years                1,090,000
   Michael D. Mangan     --        3 years                1,015,000
   --------------------------------------------------------------------------

A participant who is terminated involuntarily other than for cause before the payment date will receive a pro rata share of the award that otherwise would have been paid if the participant had continued in the employment of Black & Decker.

The Board adopted a companion plan with an identical goal for key executives other than the named executive officers. Awards under these plans replaced Performance Equity Plan awards for the performance periods ending in 2001, 2002, and 2003.

Pension Benefits The following table shows the estimated annual retirement benefits payable under Black & Decker's pension plans to participating executives, including the executive officers named in the Summary Compensation Table, based on the stated average annual compensation and years of service. Black & Decker maintains non-contributory, tax-qualified defined benefit plans that cover most officers and salaried employees. Tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. Black & Decker also maintains supplemental plans for specified executives that authorize payment outside of the tax-qualified plans of annual benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the applicable supplemental plans for executives participating in the tax-qualified plans and the applicable supplemental plans.

  Pension Plan Table

     ----------------------------------------------------------------------
                                       Years of Service
                    ------------------------------------------------------
     Average Annual
      Compensation      15         20         25         30         35
     ---------------------------------------------------------------------
       $  500,000   $  300,000 $  300,000 $  300,000 $  300,000 $  300,000
          750,000      450,000    450,000    450,000    450,000    450,000
        1,000,000      600,000    600,000    600,000    600,000    600,000
        1,250,000      750,000    750,000    750,000    750,000    750,000
        1,500,000      900,000    900,000    900,000    900,000    900,000
        1,750,000    1,050,000  1,050,000  1,050,000  1,050,000  1,050,000
        2,000,000    1,200,000  1,200,000  1,200,000  1,200,000  1,200,000
        2,500,000    1,500,000  1,500,000  1,500,000  1,500,000  1,500,000
        3,000,000    1,800,000  1,800,000  1,800,000  1,800,000  1,800,000
        3,500,000    2,100,000  2,100,000  2,100,000  2,100,000  2,100,000
        4,000,000    2,400,000  2,400,000  2,400,000  2,400,000  2,400,000

--------------------------------------------------------------------------------

Although the normal retirement age is 65 for pension plan purposes, normal retirement age is 60 with five years service for supplemental plan purposes. The amounts in the Pension Plan Table assume that benefit payments will start when the participant reaches age 60 with five years of service. If payments start before age 60, the benefit amount would be actuarially reduced. For at least ten but less than 15 years of service, the amounts in this table would be 50% of average annual compensation. For less than ten years of service, the amounts in the table would be 5% of average annual compensation for each year of service. These reductions, however, would not apply to participants when a change in control occurs.

The compensation reflected in the Pension Plan Table is the executive's base annual salary and bonus (as reported in the Summary Compensation Table), including salary continuance periods. The amount of compensation used when calculating the amounts in the Pension Plan Table is an executive's highest three-year average of compensation out of the last five years (or the last five calendar years) of employment with Black & Decker, including any salary continuance period. In the event of a change in control, an executive covered by certain supplemental plans and employed by Black & Decker on the date of the change in control will receive full benefits regardless of his or her years of credited service, and the executive's highest three-year average of compensation out of the last five years of employment by Black & Decker before the date of the change in control will be used to calculate the amount of benefit payments if that average is higher.

The credited years of service for pension purposes as of December 31, 2001, and the estimated years of service at age 60 for each executive named in the Summary Compensation Table are as follows:

          ------------------------------------------------------------
                               Years of Service     Years of Service
          Name               at December 31, 2001 at Normal Retirement
          ------------------------------------------------------------
          Nolan D. Archibald        16.25                17.75
          Charles E. Fenton         12.67                19.08
          Paul A. Gustafson         37.21                37.38
          Michael D. Mangan          2.17                17.00
          Paul F. McBride            2.73                16.83
          ------------------------------------------------------------

The Pension Plan Table reflects the annual benefit payable beginning at the participant's 60/th/ birthday in the form of an annuity for the participant's life. If a participant dies, his or her surviving spouse receives 50% of the monthly benefits for the spouse's life.

The benefits reflected in the Pension Plan Table are reduced by 100% of the participant's Social Security benefits and any retirement, disability, death, and similar benefits received from Black & Decker or any other employer.

Severance Benefits and Other Agreements The terms and conditions of employment of Mr. Archibald are governed by a written employment contract. Mr. Archibald's contract currently provides for an annual salary of $1,250,000, severance payments on basically the same terms and conditions as stated below in the discussion of severance benefits agreements, and the continuation of substantially all benefits and perquisites for a three-year period following termination of employment (other than a voluntary termination by Mr. Archibald), or until he obtains substantially equivalent employment.

In addition to the severance benefits agreements discussed below, Black & Decker has an executive salary continuance plan covering some executives, including Messrs. Fenton, Gustafson, Mangan, and McBride. If a covered executive is terminated other than for cause, the executive's compensation and benefits will be continued for a specified period of up to two years or until another position of employment is obtained, whichever occurs first. The compensation and benefits payable under the salary continuance plan will be offset by the compensation and benefits paid or credited to the executive by another employer. Black & Decker will continue to pay the difference between the new compensation and benefits and the executive's base salary and benefits at the time of termination, if higher, for the remainder of the salary continuance period.

In 1986, Black & Decker entered into severance benefits agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of Black & Decker. These agreements have been amended and restated from time to time, and currently cover 18 employees, including each named executive officer. The severance benefits agreements expire on December 31, 2005, unless a change in control occurs prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment of specified benefits if employment terminates under certain circumstances within three years following a change in control. A change in control is deemed to take place whenever: (1) a person, group of persons, or other entity becomes the beneficial owner of securities of Black & Decker having 20% or more of the combined voting power of Black & Decker's then-outstanding securities; (2) a significant change in the composition of the Board of Directors occurs; (3) Black & Decker enters into an agreement that would result in a change of control; or (4) the stockholders of Black & Decker approve certain types of extraordinary transactions.

Circumstances triggering payment of severance benefits under these agreements include: (1) involuntary termination of employment for reasons other than death, disability, or cause; or (2) voluntary termination by the employee in the event of significant changes in the nature of his or her employment, including reductions in compensation and changes in responsibilities and powers.

Benefits under the severance benefits agreements generally include: (1) a lump sum severance payment equal to three times the sum of the employee's annual base salary and the Annual Incentive Plan maximum payment; (2) payment of deferred compensation; (3) maintenance for a period of three additional years of life, disability, accident, medical, dental, and health insurance benefits substantially similar to those benefits to which the employee was entitled immediately prior to termination; (4) additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code; (5) reimbursement of legal fees and expenses incurred as a result of the termination; and (6) cash payments in lieu of common stock issuable under stock option plans. For these purposes, Annual Incentive Plan maximum payment means the higher of the employee's maximum potential award under the applicable Annual Incentive Plan for a specified base year or any subsequent year.

The Board of Directors believes that these severance benefits agreements encourage the commitment and availability of key management employees and ensure that they will be able to devote their full attention and energy to the affairs of Black & Decker in the face of potentially disruptive and distracting circumstances in the event of an attempted or actual change in control or an unsolicited takeover. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of Black & Decker and its stockholders and to act as the Board may direct without fear of retribution if the change in control occurs. The severance benefits agreements, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal, because the agreements increase the cost that would be incurred by an acquiring company seeking to replace current management.

Certain Relationships and Related Transactions On June 23, 1999, Black & Decker made a $100,000 relocation loan to Christopher Metz, a vice president, in connection with his relocation to California to assume the position of president of Kwikset. The loan, which does not bear interest, will be forgiven over a five-year period ending June 15, 2004. If Mr. Metz voluntarily leaves Black & Decker, however, he will be obligated to pay Black & Decker the entire $100,000, plus 8% per annum interest. In addition, if Black & Decker transfers Mr. Metz to a location outside of California before the end of the five-year period, Mr. Metz will receive a $20,000 credit for each year he resides in California.

ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Recommendations regarding the annual salaries of Black & Decker's executive officers are made by the Organization Committee and submitted to the Board of Directors for approval. The Board did not reject or modify in any material way any of the recommendations of the Committee during 2001. Awards of incentive compensation are made by the Committee under the incentive plans described below and are reported to the Board.

Philosophy and Objectives Black & Decker seeks to attract and retain top quality executives by providing a competitive, performance-based executive compensation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive in the marketplace. The incentive compensation element is designed to focus management on annual and long-term financial performance and on long-term stock price performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects Black & Decker's pay-for-performance philosophy and is intended to provide pay commensurate with performance.

Total payouts under the incentive compensation element of the program vary with Black & Decker's annual and long-term performance against the objectives and targets established under each of the incentive compensation plans and, subject to limitations, with the Committee's subjective evaluation of individual performance.

Once it is determined that a participant is eligible for payment under the Executive Annual Incentive Plan (''EAIP'') because the threshold earnings per share, excluding non-recurring items (gains on the sale of businesses, the write-off of goodwill, and restructuring charges), have been reached and, if applicable, the participant's particular business unit reached its financial targets, the exact amount of the payment is determined by multiplying the target payment by a payout factor and an individual performance factor. Although the payout factor is determined by a mathematical formula calculated against established objectives (including return on net assets, operating income, or cash flow for executives with operating responsibility), the actual payment is determined following a subjective evaluation of the participant's performance and success in areas deemed to be significant to Black & Decker as a whole or to the particular business unit. A participant's performance evaluation may result in a payment less than (but not greater than) the amount otherwise payable under the plan. Under certain circumstances, in the case of individual performance that the Committee deems extraordinary, the Committee may recommend to the board the payment of a special bonus outside of the EAIP.

The United States Internal Revenue Code limits deductions for certain compensation in excess of $1 million annually paid to specified executive officers of public companies. The Committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining an ability to attract and retain those executives necessary to assist Black & Decker in reaching its goals and objectives. Because the Committee believes that the prudent use of discretion in determining pay level is in the best interest of Black & Decker and its stockholders, under some circumstances (other than under the EAIP and the Performance Equity Plan (''PEP'')) the Committee may continue to exercise both positive and negative discretion in determining appropriate amounts of compensation. In those situations, part of the compensation paid may not be deductible.

Principal Components of Executive Compensation The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.

Black & Decker's objective is to pay its executive officers base salaries that are sufficient to attract and retain individuals with the qualities believed to be necessary for the long-term financial success of Black & Decker and that are competitive in the marketplace. An individual executive officer's salary level generally is based on responsibilities, tenure, an evaluation of the executive officer's performance during the period in which he or she has been employed, and other special circumstances such as the international nature of Black & Decker's business, overseas assignments, and direct competition for the executive officer's services. The Committee and the Board of Directors generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers and when it is necessary to respond to competitive pressures.

Historically, the Committee has approved annual bonuses based upon a number of factors, including earnings per share (''EPS'') performance against established targets. Individual awards generally have been based upon corporate financial performance, business unit performance, and a subjective evaluation of individual performance. Corporate financial performance generally has been measured by EPS excluding non-recurring items, and business unit performance generally has been measured by certain financial objectives, including return on net assets, operating income, and cash flow, against budget. Target incentive awards then have been multiplied by a payout factor and an individual performance factor. Throughout the remainder of this Report, references to EPS mean EPS excluding non-recurring items.

In 2001, the payout factor for executive officers who were members of the corporate staff was entirely dependent upon EPS. For executive officers with operating responsibility for individual business units, 25% of the payout factor was determined by comparing EPS to target, and 75% was determined by comparing actual business-unit performance to target business-unit performance.

The EPS in 2001 was below the EPS target established by the Committee at the beginning of the year for purposes of awards under the EAIP. Incentive awards for 2001 ranged from 41.1% to 68.0% of base salary, reflecting the relationship of actual EPS to target EPS for the year and the Committee's evaluation of each individual's performance and the performance of the business unit or units for which the individual was responsible. For the year ended December 31, 2001, five individuals received awards under the EAIP.

The long-term incentive program is composed of the PEP, stock option plans, and, for the period 2001 through 2003, the Executive Long-Term Performance/Retention Plan for the named executive officers and a companion plan for other executive officers. The two Long-Term Performance/Retention Plans are referred to collectively as the "Performance Plans." The PEP is a stock-based performance plan. PEP units provide a potential award, generally payable in stock, based on Black & Decker's performance during a two- or three-year performance period against established EPS targets and, in the case of executives with operating responsibility, certain financial objectives of the relevant business unit, including return on net assets, operating income, and cash flow. The EPS targets are established by the Committee at the beginning of each performance period after consideration of the long-term operating plan. Stock options generally have a ten-year term, are granted at fair market value on the date of grant, include limited stock appreciation rights exercisable in the event of a change in control, and generally become exercisable in equal annual installments over a four-year period. Under the Performance Plans, which cover the three-year period 2001 through 2003, participants surrendered their PEP grants for the periods then ending and were granted awards payable in cash in 2004 based on Black & Decker's earnings per share for fiscal year 2003 against a target set by the Committee at the time the awards were made.

Generally, awards under the long-term incentive program are determined by the officer's base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on Black & Decker's performance, the percentages of base salary increase as responsibility increases. The number of PEP units or stock options and the amount of the awards under the Performance Plans are not tied to Black & Decker's past performance, since the ultimate value of the benefit depends on future corporate performance and the future market values of Black & Decker's common stock. Approximately 470 individuals received stock options and 61 individuals received awards under the Performance Plans in 2001. The Committee plans to resume PEP grants for performance periods ending on and after December 31, 2004.

Compensation of the Chief Executive Officer Mr. Archibald's base salary was $1,250,000. Under the EAIP criteria established at the beginning of 2001, Mr. Archibald received an award of 68% of his base salary, based on the EPS achieved in 2001.

Stock options and, for the period ending 2003, the award under the applicable Performance Plan represent Mr. Archibald's primary long-term incentive opportunity. Coupled with Black & Decker's stock ownership policy for executive officers, which is discussed above under the caption ''Security Ownership of Management,'' these components of the long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in Black & Decker's return to its stockholders. Mr. Archibald's stock ownership significantly exceeds the stock ownership policy target of five times his salary established by the Board of Directors.

In September, the Committee awarded Mr. Archibald 200,000 stock options, which become exercisable in four equal annual installments beginning 12 months after the date of grant. The grant was made to continue to align his interests with those of stockholders.

The Committee granted Mr. Archibald an award of $7,275,000 payable in cash in 2004 if Black & Decker achieves the 2003 EPS goal set by the Committee under the Performance Plans. If the EPS goal is not achieved, the payment will be reduced proportionately. As a condition of participation in the Performance Plan, Mr. Archibald surrendered his PEP awards for the performance periods ending 2001 through 2003.

Compensation of Other Executive Officers The named and other executive officers received salary increases ranging from none to 14.3% during 2001.

The named and other executive officers received annual incentive awards ranging from $50,000 to $275,000. The Committee granted awards under the Performance Plans ranging from $235,000 to $3,500,000 to the named and other executive officers, excluding Mr. Archibald. The incentive awards were determined in a manner consistent with the plans and philosophy described above.

In addition to Mr. Archibald, a number of named and other executive officers received stock option grants during 2001. The level of the stock option grants was determined based on the long-term incentive compensation philosophy described above. The options have a ten-year term, are exercisable at the fair market value of the shares of common stock on the date of grant and include limited stock appreciation rights exercisable in the event of a change in control as defined in the plans. The stock options become exercisable in four annual installments beginning 12 months after the date of grant.

Access to Competitive Compensation Data The Committee reviews with management competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by Black & Decker in the comparison of five-year cumulative total return set forth below, as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same industry, and the competition that Black & Decker faces to recruit and retain existing executives comes from companies in many different industries. After reviewing the available competitive data, the Committee evaluates the executive's performance and considers Black & Decker's needs to arrive at individual compensation decisions.

                           Anthony Luiso (Chairman)
                               Barbara L. Bowles
                              Manuel A. Fernandez

                                    [CHART]

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

           THE BLACK & DECKER CORPORATION        S & P 500         PEER GROUP
           ------------------------------        ---------         ----------

12/96                   100                         100               100
12/97                131.42                      133.36            133.27
12/98                190.39                      171.47            110.45
12/99                179.10                      207.56            129.85
12/00                136.36                      188.66            133.38
12/01                132.71                      166.24            140.24


(1) Assumes $100 invested at the close of business on December 31, 1996, in Black & Decker common stock, Standard & Poor's (S&P) 500 Index, and the Peer Group.
(2) The cumulative total return assumes reinvestment of dividends.
(3) Peer Group consists of the companies in S&P Hardware and Tools, Value Line Home Appliances, Business Week Machine and Hand Tools, and Fortune Industrial and Farm Equipment. A list of the companies in the Peer Group will be furnished upon request addressed to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286.
(4) Total return is weighted according to market capitalization of each company at the beginning of each year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed Black & Decker's audited financial statements for the fiscal year ended December 31, 2001, with management and with Black & Decker's independent accountants, Ernst & Young LLP. Management is responsible for Black & Decker's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Black & Decker's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence, and has considered the compatibility of non-audit services provided by Ernst & Young LLP with their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001, be included in Black & Decker's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                          Malcolm Candlish (Chairman)
                              Norman R. Augustine
                               M. Anthony Burns
                           Benjamin H. Griswold, IV

APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for Black & Decker. The Audit Committee has recommended that Ernst & Young LLP, who served during 2001, be selected for 2002, and the Board has approved the selection. Unless a stockholder directs otherwise, proxies will be voted for the approval of the selection of Ernst & Young LLP as independent public accountants for 2002. If the appointment of Ernst & Young LLP is not approved by the stockholders, the Board will consider the selection of other independent public accountants for 2002.

A representative of Ernst & Young LLP is expected to be present at the 2002 Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Black & Decker's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in Black & Decker's Quarterly Reports on Form 10-Q for that fiscal year were $2,235,000.

Financial Information Systems Design and Implementation Fees There were no fees billed by Ernst & Young LLP for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2001.

All Other Fees The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2001, other than as stated above under the caption Audit Fees, were $2,937,000. Of this amount, $2,477,000 related to professional tax services.

The Board of Directors recommends a vote FOR the approval of the selection of Ernst & Young LLP as Black & Decker's independent accountants for 2002.

STOCKHOLDER PROPOSALS

The following stockholder proposals were submitted according to Rule 14a-8 of the Exchange Act. Promptly upon receipt of any oral or written request, Black & Decker will furnish the names and addresses of the proponent of each proposal and information concerning the number of shares of common stock that the proponent beneficially owns. The approval of each stockholder proposal requires the affirmative vote of a majority of votes cast at the meeting, provided the holders of a majority of the outstanding shares of stock are present in person or by proxy at the meeting. Abstentions will be treated as shares represented at the meeting and will not affect the result of the vote. If a broker, other record holder, or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter, those shares will be considered represented at the meeting and will not affect the result of the vote.

Stockholder Proposal 1

Proposal Whereas, our company, as a global corporation, faces numerous complex problems which affect our interests as shareholders. The international context within which our company operates is becoming increasingly diverse as we enter the new millennium.

A ''Millennium Poll on Corporate Social Responsibility'' interviewed over
25,000 citizens in 23 countries and found that two in three citizens want companies to go beyond their historical role of making a profit, paying taxes, employing people and obeying all laws; they want companies to contribute to broader societal goals as well (Environics International Ltd., October 1999).

Companies are faced with important concerns arising from diverse cultures and political and economic contexts. These concerns require management to address issues that include human rights, workers' rights to organize and bargain collectively, non-discrimination in the workplace, and sustainable community development. Companies should find effective ways to eliminate the use of child labor, forced labor, bribery and harmful environmental practices.

We believe global companies need to implement comprehensive codes of conduct, such as those found in the ''Principles for Global Corporate Responsibility:
Bench Marks for Measuring Business Performance,'' developed by an international group of religious investors. Companies need to formulate policies, programs and practices to address the challenges they face in the global marketplace.

Our company should be in a position to assure shareholders that its employees are treated fairly and paid a sustainable living wage wherever they work in the global economy. One important element of ensuring compliance is the utilization of independent monitors made up of respected local human rights, religious and other non-governmental organizations that know the local culture. A number of global companies are developing credible code enforcement mechanisms that include independent monitoring.

Improving the quality of life for employees and their communities can lead to increased productivity and enhance the bottom line for the company.

RESOLVED, the shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international operations and report a summary of this review to shareholders by August 2002.

  Proponent's Statement in Support of the Proposal

   We recommend the review include the following areas:

      1. A description of policies which are designed to protect human rights -- civil, political, social, cultural and economic -- consistent with respect for human dignity and international labor rights standards.

      2. A report on efforts to ensure that the company does not employ children under the age of fifteen, or younger than the age of completing compulsory education in the country of manufacture where such age is higher than fifteen.

      3. A report of company policies ensuring that there is no use of forced labor, whether in the form of prison labor, indentured labor or bonded labor.

      4. Establishment of consistent standards for workers' health and safety practices for handling hazardous wastes and protection of the environment, as well as promoting a fair and dignified quality of life for workers and their communities.

We believe a company poised to compete in the 21/st/ century needs comprehensive global standards to guide its decisions.

Black & Decker's Statement in Opposition to the Proposal The Board of Directors has adopted The Black & Decker Corporation Code of Ethics and Standards of Conduct (the ''Code'') to assure that Black & Decker adheres to ethical standards and obeys applicable laws, including the laws of various countries in which Black & Decker operates. The Code contains corporate policies relating to employment practices, employee health and safety, and environmental management, which apply equally to Black & Decker's worldwide operations.

This shareholder proposal requests the Board to review or amend Black & Decker's code or standards for its international operations and report a summary of this review to stockholders. The Board believes that conducting a special review and preparing a special report on Black & Decker's standards for international operations is unnecessary and would not be an effective use of its corporate resources. Black & Decker remains committed to treating all employees with dignity, fairness and respect, and to protecting the health and safety of its employees. Further, Black & Decker has initiated a review process to ensure that its suppliers are committed to the same treatment of their employees.

The stockholders considered an identical proposal at the 2001 Annual Meeting of Stockholders, and that proposal was defeated. The Board believes that the reasons for opposing the resolution at the 2001 Annual Meeting of Stockholders are equally valid today.

The Board of Directors recommends a vote AGAINST stockholder proposal 1.

Stockholder Proposal 2

Proposal RESOLVED: That the shareholders of Black & Decker Corp. request the Board of Directors to adopt a policy requiring that stock options, which are granted to senior executives as part of their compensation, are performance-based. For purposes of this proposal, performance-based stock options are defined as either of the following:

      (1) Performance Vesting Stock Options -- grants which do not vest or become exercisable unless specific stock price or business performance goals are met.

      (2) Premium Priced Stock Options -- grants with an option exercise price higher than fair market value on date of grant.

      (3) Index Options -- grants with a variable option exercise price geared to a relative external measure such as a comparable peer group or S&P industry index.

      (4) Performance Accelerated Stock Options -- grants whose vesting is accelerated upon achievement of specific stock price or business performance goals.

Proponent's Statement in Support of the Proposal The bull market of the 1990s set an unprecedented record of rewarding top executives of a number of low-performing companies with huge cash payments from the exercise of stock options. Generally, stock options reward both superior and sub par performance in a rising market. This phenomenon has engendered concerns that ''the spread of stock options may be distorting the economy, contributing to a temporary overvaluation of equities, encouraging shortsighted managerial decisions and storing up problems for companies in the future. Moreover, the evidence for a link between options and performance is thin.''/1/ As a result, institutional investors increasingly are urging that, in order to align the interests of executives with the interests of stockholders, stock options that are granted as a part of executive compensation be linked to real and superior performance.

For these reasons, we urge shareholders to vote FOR this proposal.

/1/ The Economist, August 7, 1999

Black & Decker's Statement in Opposition to the Proposal The Board of Directors views stock options as one element of a compensation program designed to attract and retain talented senior executives in today's highly competitive market. The Organization Committee of the Board, which is composed entirely of independent directors and regularly reviews all elements of executive compensation, uses various compensation tools, including salary, stock option grants, and other compensation plans, to provide a compensation structure that recognizes both Black & Decker's performance and the executive's contribution to that performance. The Organization Committee believes that the current compensation program aligns the interests of Black & Decker's senior executives with those of Black & Decker's stockholders. The use of stock options achieves this alignment. Stock options are inherently performance-based because a holder of stock options receives no benefit unless Black & Decker's stock price increases after the date of the stock option grant.

In a volatile stock market, changing to indexed, premium-priced, performance-vesting, or performance-accelerated options would threaten Black & Decker's ability to retain its senior executives and to attract other highly qualified executives. In the current economic environment, Black & Decker may not experience an increase in its stock price, despite the achievement by Black & Decker executives of financial and operating objectives, and it is unlikely that Black & Decker's existing option programs will reward executives for below-par performance. Black & Decker must compete for talent with U.S.-based and international companies, the vast majority of which offer conventional stock options. Given the industry and the types of companies with which Black & Decker competes for executive talent and from which Black & Decker recruits, Black & Decker would be at a severe competitive disadvantage if the Board of Directors adopted the stock option policy described in the proposal.

The stockholders considered an identical proposal at the 2001 Annual Meeting of Stockholders, and that proposal was defeated. The Board believes that the reasons for opposing the resolution at the 2001 Annual Meeting of Stockholders are equally valid today.

The Board of Directors recommends a vote AGAINST stockholder proposal 2.

STOCKHOLDER PROPOSALS AND OTHER BUSINESS TO BE CONSIDERED AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

It is expected that the 2003 Annual Meeting of Stockholders will be held on April 29, 2003. In order to be considered for inclusion in the Proxy Statement for that meeting, stockholder proposals must be submitted in writing, must be received on or before November 12, 2002, and must include the full and correct name and address of the stockholder making the proposal and the number of shares of common stock owned. If the shares are not registered in the stockholder's name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the stockholder must state in writing his or her intention to appear personally or by proxy at the meeting to present the proposal.

Stockholders desiring to bring business before the 2003 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Corporate Secretary at the principal office of Black & Decker after January 9, 2003, and before January 29, 2003. The written notice must comply with the provisions of Black & Decker's bylaws summarized below under the heading ''Other Matters.''

OTHER MATTERS

Management does not know of any other matters that will come before the 2002 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, or if any of the persons named as nominees for election as directors should decline or be unable to serve as a director, the persons named as Proxies are authorized to vote the shares as they see fit and will act according to their best judgment.

The bylaws provide that, to be properly brought before the meeting, business must be: (1) specified in the notice of meeting (or any supplemental notice) given by or at the direction of the Board of Directors; (2) otherwise properly brought before the meeting by or at the direction of the Board; or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, the stockholder must have given written notice that is received by the Corporate Secretary at the principal executive office of Black & Decker not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days' notice or prior public disclosure of the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder's notice must include: (1) a brief description of each matter of business to be brought before the meeting and the reasons for conducting the business at the meeting; (2) any material interest of the stockholder in the business; (3) the name and address of the stockholder proposing the business; and (4) the number of shares of common stock beneficially owned by the stockholder.

No stockholders submitted written notice to Black & Decker that they intended to bring business before the 2002 Annual Meeting of Stockholders in compliance with the preceding paragraph. As a result, only the business described in the attached Notice of Annual Meeting of Stockholders and any other business brought forth by or at the direction of the Board of Directors will be considered at the meeting.

No business shall be conducted at the meeting except as described above. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

March 12, 2002
Towson, Maryland

                                                                      Exhibit A

                  The Black & Decker Audit Committee Charter

A. Members.

This committee is composed of not less than three members, appointed annually by the Board, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall meet the restrictions of Section 303.01(B)(3) of the New York Stock Exchange Listed Company Manual. All members shall be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement. At least one member shall have accounting or related financial management expertise. A member shall be deemed to have the required expertise if the member has past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, or has been a chief executive officer or other senior officer with financial oversight responsibilities.

B. Functions.

   (1) Make recommendations to the Board regarding the selection of independent auditors for the Corporation; approve selection of and change in the independent auditors selected by the subsidiaries; evaluate the independent auditors; and ensure that the independent auditors are ultimately accountable to the Board and the committee.
   (2) Meet at least semi-annually with the Corporation's independent auditors to review and discuss the scope and estimated cost of the annual audit program and the results of the auditor's work, including reports, management letters, and the Corporation's accounting procedures and controls.
   (3) Serve as a channel of communication between the Board and the independent auditors.
   (4) Meet periodically with the Vice President & General Auditor to review the internal audit organization, adequacy of resources committed to the function, the adequacy of the system of internal controls, procedures, programs, and results of activities.
   (5) Review as appropriate changes in accounting standards or rules, any unusual accrual or reserve having a material effect, the adequacy of tax reserves, outstanding litigation, and related reserves for exposure.
   (6) Review on a continuing basis the administration of the Corporation's legal compliance program and the Corporation's Code of Ethics and Standards of Conduct.
   (7) Review expenses of the elected officers.
   (8) Require the principal independent auditors to provide a written statement of all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1 and review and approve the level of non-audit work performed by them.
   (9) Review and reassess the adequacy of the charter of the committee annually.
   (10) Report the charter, charter amendments and activities of the committee in the Corporation's proxy statement as required by rules of the SEC.
   (11) Review and discuss with management the financial statements in the Corporation's Annual Report on Form 10-K, discuss with the principal independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and based on the review and discussion, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.
   (12) In addition to its specific audit functions, satisfy itself generally that the accounting practices and internal control systems throughout the Corporation are adequate to assure reliable and informative financial reporting, to safeguard corporate assets, to assure compliance with the laws and regulations to which the Corporation is subject, and to assure adherence to a high standard of business conduct.

C. Staff Support.

Corporate General Auditor.

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
------------------------------

  [LOGO] BLACK &
       DECKER

Annual Meeting of Stockholders
April 30, 2002

The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland 21286

HAVE YOU MOVED?

The Black & Decker Corporation
Mail Stop TW266
701 East Joppa Road
Towson, Maryland 21286

Please change my address on the books of The Black & Decker Corporation.

Name of Owner:                                              Account #:
--------------------------------------------------------------------------------
(Print name exactly as it appears on stock certificate)

From (Old Address):
--------------------------------------------------------------------------------
(Please Print)

To (New Address):
--------------------------------------------------------------------------------
                    Street Address                        City or
Town        State      Zip Code

Date:          Signature:
--------------------------------------------------------------------------------
Owner should sign name exactly as it appears on stock certificate.
If this form is signed by a representative, evidence of authority should be supplied.

P
R
O
X
Y
                         THE BLACK & DECKER CORPORATION
                   701 East Joppa Road, Towson, Maryland 21286

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Nolan D. Archibald and Anthony Luiso, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of common stock of Black & Decker that the undersigned could vote if present at the 2002 Annual Meeting of Stockholders to be held April 30, 2002, and any adjournments of the meeting. The undersigned further gives the Proxies authority to vote according to their best judgment on any other matters properly coming before the meeting.

Election of Directors. Nominees:

01. N.D. Archibald, 02. N.R. Augustine, 03. B.L. Bowles, 04. M.A. Burns, 05.
M. Candlish, 06. M.A. Fernandez, 07. B. H. Griswold, IV, 08. A. Luiso.

     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors' recommendations. Please mark, sign, date, and return this Proxy promptly using the enclosed envelope.

                                                             -------------
                                                              SEE REVERSE
                                                                 SIDE
                                                             -------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[X] Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR all of the Board of Directors' nominees, FOR Item 2, and AGAINST Items 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      The Board of Directors recommends a vote
  The Board of Directors recommends a vote FOR the nominees and FOR Item 2.                    AGAINST Items 3 and 4.
------------------------------------------------------------------------------------------------------------------------------------
                   FOR   WITHHELD                       FOR  AGAINST  ABSTAIN                                FOR  AGAINST  ABSTAIN
1. Election of     [ ]     [ ]    2. Ratification of    [ ]    [ ]      [ ]      3. Stockholder Proposal #1  [ ]    [ ]      [ ]
   Directors                         Ernst & Young LLP
   (see reverse)                     as Independent                              4. Stockholder Proposal #2  [ ]    [ ]      [ ]
                                     Accountants
Vote FOR all nominees, except



-----------------------------------

------------------------------------------------------------------------------------------------------------------------------------








SIGNATURE(S) ____________________________________________ DATE _________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing and sign as required by the authority they hold.


    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL






Dear Stockholder:

     Black & Decker encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1. To vote over the Internet:

            . Log on to the Internet and go to the Web site
              http://www.eproxyvote.com/bdk. Internet voting will be available until 12:01 A.M. on April 30, 2002.

     2. To vote by telephone:

            . On a touch-tone telephone, call toll-free 1-877-PRX-VOTE
              (1-877-779-8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on April 30, 2002.

            . Non-U.S. stockholders should call 1-201-536-8073.

     Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card. (If you vote your shares electronically, do not mail back your proxy card.)

                  Your vote is important. Thank you for voting.

     You can also choose to receive future annual meeting materials electronically by going to the Web site http://www.econsent.com/bdk.